Registration Statement No. 333-173924
Filed Pursuant to Rule 424(b)(2)
Pricing Supplement dated September 27, 2011 to the Prospectus, the Prospectus Supplement and the Product Supplement, each dated June 22, 2011
US$ 4,995,000
Senior Medium-Term Notes, Series B
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to twenty two separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the twenty two offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.

•
Each issue of the offered notes will pay interest monthly at the fixed per annum rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price below the applicable Trigger Price during the Monitoring Period, as described below.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.

•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.

(continued on the next page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount	Interest Rate per Annum	Initial Stock Price	Trigger Price	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0397	Alcoa Inc.	AA	$14,000	13.00%	$10.48	$7.86	3	06366QWN3	100%	1.75% US$245	98.25% US$13,755
0398	American Express Company	AXP	$26,000	9.00%	$47.08	$37.66	3	06366QWP8	100%	1.75% US$455	98.25% US$25,545
0399	The Boeing Company	BA	$55,000	8.50%	$62.78	$50.22	3	06366QWR4	100%	1.75% US$962.50	98.25% US$54,037.50
0400	Caterpillar Inc.	CAT	$11,000	13.00%	$77.67	$58.25	3	06366QWS2	100%	1.75% US$192.50	98.25% US$10,807.50
0402	Ford Motor Company	F	$145,000	15.00%	$10.12	$7.59	3	06366QWU7	100%	1.75% US$2,537.50	98.25% US$142,462.50
0403	Freeport-McMoRan Copper & Gold Inc.	FCX	$565,000	16.00%	$34.82	$26.12	3	06366QWV5	100%	1.75% US$9,887.50	98.25% US$555,112.50
0404	General Electric Company	GE	$150,000	8.50%	$15.76	$12.61	3	06366QWX1	100%	1.75% US$2,625	98.25% US$147,375
0405	Green Mountain Coffee Roasters, Inc.	GMCR	$176,000	27.50%	$105.04	$73.53	3	06366QWY9	100%	1.75% US$3,080	98.25% US$172,920
0406	The Goldman Sachs Group, Inc.	GS	$220,000	13.00%	$99.55	$74.66	3	06366QWZ6	100%	1.75% US$3,850	98.25% US$216,150
0409	JPMorgan Chase & Co.	JPM	$316,000	15.00%	$31.57	$23.68	3	06366QXC6	100%	1.75% US$5,530	98.25% US$310,470

Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-4 of this pricing supplement, the “Additional Risk Factors Relating to the Notes” section beginning on page PS-5 of the product supplement, and the “Risk Factors” sections beginning on page S-3 of the prospectus supplement and on page 7 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
We expect to deliver the notes through the facilities of The Depository Trust Company on September 30, 2011.

BMO CAPITAL MARKETS

(continued from the previous page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount	Interest Rate per Annum	Initial Stock Price	Trigger Price	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0410	Las Vegas Sands Corp.	LVS	$115,000	15.00%	$44.69	$33.52	3	06366QXD4	100%	1.75% US$2,012.50	98.25% US$112,987.50
0411	Transocean Ltd.	RIG	$20,000	14.00%	$51.74	$38.81	3	06366QXE2	100%	1.75% US$350	98.25% US$19,650.00
0412	Suncor Energy, Inc.	SU	$109,000	12.00%	$27.76	$20.82	3	06366QXF9	100%	1.75% US$1,907.50	98.25% US$107,092.50
0414	Vertex Pharmaceuticals Inc.	VRTX	$343,000	14.00%	$47.70	$38.16	3	06366QXH5	100%	1.75% US$6,002.50	98.25% US$336,997.50
0415	Whole Foods Market, Inc.	WFM	$10,000	15.00%	$70.94	$56.75	3	06366QXJ1	100%	1.75% US$175	98.25% US$9,825
0416	Wynn Resorts Limited	WYNN	$71,000	19.00%	$140.02	$112.02	3	06366QXK8	100%	1.75% US$1,242.50	98.25% US$69,757.50
0417	United States Steel Corporation	X	$119,000	20.00%	$23.88	$16.72	3	06366QXL6	100%	1.75% US$2,082.50	98.25% US$116,917.50
0418	Yahoo! Inc.	YHOO	$190,000	17.00%	$14.54	$10.91	3	06366QXM4	100%	1.75% US$3,325.	98.25% US$186,675
0386	Deere & Company	DE	$806,000	18.00%	$69.48	$48.64	6	06366QVZ7	100%	0.00% US$0.00	100.00% US$806,000
0387	Gannett Co., Inc.	GCI	$490,000	24.75%	$9.78	$6.85	6	06366QWA1	100%	0.00% US$0.00	100.00% US$490,000
0388	Honeywell International Inc.	HON	$296,000	16.25%	$45.14	$31.60	6	06366QWB9	100%	0.00% US$0.00	100.00% US$296,000
0427	Apple Inc.	AAPL	$748,000	10.58%	$399.26	$299.45	6	06366QXX0	100%	2.00% US$14,960	98.00% US$733,040

Key Terms of all the Notes:
Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

(1) the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	September 27, 2011

Settlement Date:	September 30, 2011

Interest Payment Dates:
Interest on the notes will be paid in equal monthly installments on the last business day of each month beginning on October 31, 2011, to and including the applicable maturity date (subject to postponement as described in the product supplement).

Monitoring Period:	The period from the pricing date to and including the Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement.  Any fractional shares will be paid in cash.

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date, as indicated on the cover page.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the Valuation Date.

Automatic Redemption:	Not Applicable

Key Dates of 3 Month RevEx:		Key Dates of 6 Month RevEx:
Valuation Date:	December 27, 2011	Valuation Date:	March 27, 2012

Maturity Date:	December 30, 2011	Maturity Date:	March 30, 2012

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to twenty two separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement, the prospectus supplement and the prospectus, each dated June 22, 2011. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000121465911002106/f622111424b5.htm

•	Prospectus supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060741/o71090b5e424b5.htm

•	Prospectus dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060730/o71090b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated June 22, 2011.

•
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

•
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

•
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

•
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

•
You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

•
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock. We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

•
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information.

Alcoa Inc.

Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. The company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products. Its common stock is traded on the New York Stock Exchange under the symbol “AA.”

Historical Information of the Common Stock of Alcoa Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	39.12	28.79
	Second Quarter	44.59	33.93
	Third Quarter	34.94	21.38
	Fourth Quarter	21.27	6.85

2009	First Quarter	12.12	5.22
	Second Quarter	12.22	7.60
	Third Quarter	14.47	9.23
	Fourth Quarter	16.34	11.93

2010	First Quarter	17.45	12.73
	Second Quarter	15.03	10.06
	Third Quarter	12.22	10.00
	Fourth Quarter	15.39	11.92

2011	First Quarter	17.66	15.66
	Second Quarter	18.13	14.72
	Third Quarter (through the pricing date)	16.49	10.07

American Express Company

American Express Company is a global payment and travel company. The company's principal products and services are charge and credit payment card products and travel-related services offered to consumers and businesses around the world. Its common shares trade on the New York Stock Exchange under the symbol “AXP.”

Historical Information of the Common Shares of American Express Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	51.04	40.04
	Second Quarter	51.33	37.67
	Third Quarter	42.19	32.55
	Fourth Quarter	35.34	17.23

2009	First Quarter	21.07	10.26
	Second Quarter	28.40	14.44
	Third Quarter	35.84	22.27
	Fourth Quarter	41.83	32.46

2010	First Quarter	42.98	36.79
	Second Quarter	48.05	37.71
	Third Quarter	45.43	39.21
	Fourth Quarter	46.37	37.82

2011	First Quarter	46.86	42.36
	Second Quarter	51.82	45.36
	Third Quarter (through the pricing date)	53.59	42.80

The Boeing Company

The Boeing Company, together with its subsidiaries, develops, produces, and markets commercial jet aircraft, as well as provides related support services to the commercial airline industry worldwide. The company also researches, develops, produces, modifies, and supports information, space, and defense systems, including military aircraft, helicopters and space and missile systems. Its common stock is traded on the New York Stock Exchange under the symbol “BA.”

Historical Information of the Common Stock of The Boeing Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	86.98	72.45
	Second Quarter	87.07	65.72
	Third Quarter	69.26	55.47
	Fourth Quarter	56.62	37.11

2009	First Quarter	46.31	29.36
	Second Quarter	52.83	35.44
	Third Quarter	54.62	39.04
	Fourth Quarter	56.05	47.22

2010	First Quarter	74.11	56.18
	Second Quarter	75.59	60.11
	Third Quarter	69.69	60.76
	Fourth Quarter	71.66	62.50

2011	First Quarter	73.93	66.40
	Second Quarter	79.95	71.25
	Third Quarter (through the pricing date)	75.99	57.41

Caterpillar Inc.

Caterpillar Inc. designs, manufactures, and markets construction, mining, agricultural, and forestry machinery. The company also manufactures engines and other related parts for its equipment, and offers financing and insurance. The company distributes its products through a worldwide organization of dealers. Its common stock is traded on the New York Stock Exchange under the symbol “CAT.”

Historical Information of the Common Stock of Caterpillar Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	78.29	62.47
	Second Quarter	85.28	73.75
	Third Quarter	74.98	59.60
	Fourth Quarter	56.95	32.78

2009	First Quarter	46.91	22.17
	Second Quarter	40.00	28.99
	Third Quarter	54.34	30.29
	Fourth Quarter	60.40	48.83

2010	First Quarter	64.13	50.78
	Second Quarter	71.65	55.83
	Third Quarter	79.99	59.18
	Fourth Quarter	94.63	77.27

2011	First Quarter	111.53	92.75
	Second Quarter	115.41	95.44
	Third Quarter (through the pricing date)	111.63	73.86

Ford Motor Company

Ford Motor Company designs, manufactures, and services cars and trucks. The company also provides vehicle-related financing, leasing, and insurance through its subsidiary. Its common stock is traded on the New York Stock Exchange under the symbol “F.”

Historical Information of the Common Stock of Ford Motor Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	6.85	5.11
	Second Quarter	8.48	4.81
	Third Quarter	6.03	4.17
	Fourth Quarter	4.55	1.26

2009	First Quarter	2.94	1.58
	Second Quarter	6.41	2.74
	Third Quarter	8.44	5.35
	Fourth Quarter	10.20	6.84

2010	First Quarter	14.10	10.28
	Second Quarter	14.46	9.88
	Third Quarter	13.16	10.16
	Fourth Quarter	17.00	12.26

2011	First Quarter	18.79	14.01
	Second Quarter	15.79	12.77
	Third Quarter (through the pricing date)	14.12	9.62

Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock is traded on the New York Stock Exchange under the symbol “FCX.”

Historical Information of the Common Stock of Freeport-McMoRan Copper & Gold Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	53.29	38.65
	Second Quarter	62.93	48.82
	Third Quarter	57.78	26.61
	Fourth Quarter	26.48	8.40

2009	First Quarter	21.53	11.07
	Second Quarter	30.21	19.14
	Third Quarter	36.58	22.50
	Fourth Quarter	43.66	32.70

2010	First Quarter	44.05	33.35
	Second Quarter	43.67	29.33
	Third Quarter	43.52	29.09
	Fourth Quarter	60.05	43.62

2011	First Quarter	60.92	47.79
	Second Quarter	57.44	46.83
	Third Quarter (through the pricing date)	56.30	32.14

General Electric Company

General Electric Company is a globally diversified technology and financial services company. The company's products and services include aircraft engines, power generation, water processing, and household appliances to medical imaging, business and consumer financing and industrial products. Its common stock is traded on the New York Stock Exchange under the symbol “GE.”

Historical Information of the Common Stock of General Electric Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	37.49	31.70
	Second Quarter	38.43	26.26
	Third Quarter	29.95	23.10
	Fourth Quarter	24.50	12.84

2009	First Quarter	17.07	6.66
	Second Quarter	14.53	10.17
	Third Quarter	17.01	10.71
	Fourth Quarter	16.84	14.19

2010	First Quarter	18.45	15.45
	Second Quarter	19.50	14.42
	Third Quarter	16.66	13.88
	Fourth Quarter	18.32	15.76

2011	First Quarter	21.52	18.28
	Second Quarter	20.65	17.97
	Third Quarter (through the pricing date)	19.30	15.01

Green Mountain Coffee Roasters, Inc.

Green Mountain Coffee Roasters, Inc. is a specialty coffee and coffee maker business. The company provides Keurig single-cup brewing systems which includes Keurig single-cup brewer, K-Cup portion packs used by the system, as well as related accessories. The company manages operations through two business segments, the specialty coffee business unit and the Keurig business unit. Its common stock is traded on the Nasdaq Global Select Market under the symbol “GMCR.”

Historical Information of the Common Stock of Green Mountain Coffee Roasters, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	9.25	5.61
	Second Quarter	9.80	7.06
	Third Quarter	8.94	7.22
	Fourth Quarter	9.05	5.41

2009	First Quarter	10.88	7.38
	Second Quarter	20.86	10.37
	Third Quarter	24.61	18.54
	Fourth Quarter	27.16	19.98

2010	First Quarter	32.54	26.64
	Second Quarter	32.55	22.53
	Third Quarter	37.55	25.82
	Fourth Quarter	37.72	26.87

2011	First Quarter	64.61	32.96
	Second Quarter	89.26	64.00
	Third Quarter (through the pricing date)	111.62	84.08

The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc., a bank holding company, is a global investment banking and securities firm specializing in investment banking, trading and principal investments, asset management and securities services. The company provides services to corporations, financial institutions, governments, and high-net worth individuals. Its common stock is traded on the New York Stock Exchange under the symbol “GS.”

Historical Information of the Common Stock of The Goldman Sachs Group, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	207.78	151.02
	Second Quarter	200.27	162.40
	Third Quarter	188.04	108.00
	Fourth Quarter	134.50	52.00

2009	First Quarter	112.95	59.20
	Second Quarter	149.47	110.29
	Third Quarter	185.52	138.55
	Fourth Quarter	192.28	160.93

2010	First Quarter	177.90	148.72
	Second Quarter	184.92	131.27
	Third Quarter	156.41	131.08
	Fourth Quarter	171.07	146.57

2011	First Quarter	175.00	154.38
	Second Quarter	162.40	129.26
	Third Quarter (through the pricing date)	137.60	93.98

JPMorgan Chase & Co.

JPMorgan Chase & Co. provides global financial services and retail banking. The company provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. The company serves business enterprises, institutions, and individuals. Its common stock is traded on the New York Stock Exchange under the symbol “JPM.”

Historical Information of the Common Stock of JPMorgan Chase & Co.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	48.25	36.48
	Second Quarter	49.25	34.31
	Third Quarter	48.24	31.02
	Fourth Quarter	49.85	22.72

2009	First Quarter	31.35	15.90
	Second Quarter	38.94	27.25
	Third Quarter	46.47	32.27
	Fourth Quarter	47.16	40.27

2010	First Quarter	45.02	37.70
	Second Quarter	47.81	36.61
	Third Quarter	41.64	35.63
	Fourth Quarter	42.67	36.96

2011	First Quarter	48.00	43.40
	Second Quarter	47.64	39.49
	Third Quarter (through the pricing date)	42.29	29.27

Las Vegas Sands Corp.

Las Vegas Sands Corp. owns and operates casino resorts and convention centers. The company operates in the United States, Macau and Singapore. The company’s casino's offer a wide range of gaming activities and entertainment as well as overnight accommodations, while its expo centers host a wide range of entertainment shows, expositions, and other activities. Its common stock is traded on the New York Stock Exchange under the symbol “LVS.”

Historical Information of the Common Stock of Las Vegas Sands Corp.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	100.32	71.85
	Second Quarter	81.50	47.10
	Third Quarter	56.87	31.83
	Fourth Quarter	31.32	3.23

2009	First Quarter	8.48	1.42
	Second Quarter	11.34	3.74
	Third Quarter	19.56	6.65
	Fourth Quarter	18.28	13.17

2010	First Quarter	21.90	15.37
	Second Quarter	27.04	19.85
	Third Quarter	35.59	21.59
	Fourth Quarter	52.80	35.19

2011	First Quarter	50.60	36.34
	Second Quarter	47.51	37.82
	Third Quarter (through the pricing date)	49.21	37.33

Transocean Ltd.

Transocean Ltd. is an offshore drilling contractor. The company owns or operates mobile offshore drilling units, inland drilling barges, and other assets utilized in the support of offshore drilling activities worldwide. The company specializes in technically demanding segments of the offshore drilling business, including deepwater and harsh environment drilling services. Its registered shares trade on the New York Stock Exchange under the symbol “RIG.”

Historical Information of the Registered Shares of Transocean Ltd.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	145.95	121.14
	Second Quarter	161.40	136.50
	Third Quarter	152.17	107.26
	Fourth Quarter	106.10	42.24

2009	First Quarter	64.87	46.39
	Second Quarter	84.65	59.32
	Third Quarter	87.11	67.31
	Fourth Quarter	92.75	79.15

2010	First Quarter	93.02	79.24
	Second Quarter	92.03	42.58
	Third Quarter	65.13	45.26
	Fourth Quarter	72.80	61.91

2011	First Quarter	85.47	69.44
	Second Quarter	80.99	59.81
	Third Quarter (through the pricing date)	65.05	49.24

Suncor Energy, Inc.

Suncor Energy, Inc. is an integrated energy company focused on developing the Athabasca oil sands basin. The company extracts and upgrades oil sands into refinery feedstock and diesel fuel, explores for, develops and produces natural gas, refines crude oil and markets a range of petroleum and petrochemical products, and operates crude oil pipelines and retail petroleum stations. Its common stock is traded on the New York Stock Exchange under the symbol “SU.”

Historical Information of the Common Stock of Suncor Energy, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	56.47	41.96
	Second Quarter	72.95	48.17
	Third Quarter	61.19	39.94
	Fourth Quarter	38.53	14.66

2009	First Quarter	26.98	17.00
	Second Quarter	36.57	22.54
	Third Quarter	37.03	26.07
	Fourth Quarter	39.28	32.66

2010	First Quarter	38.01	28.82
	Second Quarter	35.30	28.51
	Third Quarter	33.97	29.17
	Fourth Quarter	38.29	31.64

2011	First Quarter	47.73	37.04
	Second Quarter	46.65	37.43
	Third Quarter (through the pricing date)	41.67	25.52

Vertex Pharmaceuticals Inc.

Vertex Pharmaceuticals Incorporated discovers, develops, and commercializes novel, small molecule pharmaceuticals for the treatment of diseases for which there are currently limited or no effective treatments. The company is developing drugs for the treatment of viral diseases, multidrug resistance in cancer, inflammatory and autoimmune diseases, and neurodegenerative diseases. Its common stock is traded on the Nasdaq Global Select Market under the symbol “VRTX.”

Historical Information of the Common Stock of Vertex Pharmaceuticals Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	23.89	14.59
	Second Quarter	33.90	24.81
	Third Quarter	34.68	25.60
	Fourth Quarter	32.65	20.72

2009	First Quarter	35.00	26.96
	Second Quarter	36.04	26.23
	Third Quarter	38.11	32.40
	Fourth Quarter	43.55	32.11

2010	First Quarter	44.24	37.42
	Second Quarter	40.85	32.58
	Third Quarter	37.44	32.15
	Fourth Quarter	38.35	32.43

2011	First Quarter	51.07	35.49
	Second Quarter	58.01	45.01
	Third Quarter (through the pricing date)	53.18	40.00

Whole Foods Market, Inc.

Whole Foods Market, Inc. owns and operates a chain of natural food supermarkets in the United States. The company's stores provides full range of merchandise, featuring products that are free of artificial flavors, sweeteners, colors, preservatives, and added chemicals. Its common stock is traded on the Nasdaq Global Select Market under the symbol “WFM.”

Historical Information of the Common Stock of Whole Foods Market, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	41.74	30.65
	Second Quarter	34.98	23.69
	Third Quarter	24.02	17.84
	Fourth Quarter	20.23	8.19

2009	First Quarter	18.23	9.29
	Second Quarter	22.70	17.20
	Third Quarter	30.49	17.18
	Fourth Quarter	34.19	25.30

2010	First Quarter	36.94	27.22
	Second Quarter	42.50	36.02
	Third Quarter	40.15	34.19
	Fourth Quarter	51.35	34.57

2011	First Quarter	65.93	48.10
	Second Quarter	66.73	53.98
	Third Quarter (through the pricing date)	72.10	54.00

Wynn Resorts Limited

Wynn Resorts Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada and in Macau, China. The resorts features guest rooms and suits, restaurants, golf courses, and on-site luxury automotive dealerships. Its common stock is traded on the Nasdaq Global Select Market under the symbol “WYNN.”

Historical Information of the Common Stock of Wynn Resorts Limited

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	120.59	91.41
	Second Quarter	116.43	79.81
	Third Quarter	114.67	69.94
	Fourth Quarter	80.19	31.25

2009	First Quarter	55.28	15.40
	Second Quarter	49.98	21.55
	Third Quarter	73.25	29.91
	Fourth Quarter	69.91	53.73

2010	First Quarter	77.25	60.76
	Second Quarter	93.15	74.80
	Third Quarter	94.93	74.79
	Fourth Quarter	116.55	87.09

2011	First Quarter	130.81	108.99
	Second Quarter	149.74	129.40
	Third Quarter (through the pricing date)	165.25	126.91

United States Steel Corporation

United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock is traded on the New York Stock Exchange under the symbol “X.”

Historical Information of the Common Stock of United States Steel Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	126.87	95.82
	Second Quarter	191.96	132.65
	Third Quarter	175.35	72.33
	Fourth Quarter	70.95	20.97

2009	First Quarter	40.14	16.88
	Second Quarter	41.83	22.62
	Third Quarter	50.24	30.50
	Fourth Quarter	56.86	34.48

2010	First Quarter	65.44	44.07
	Second Quarter	69.71	38.55
	Third Quarter	49.59	37.66
	Fourth Quarter	59.02	40.25

2011	First Quarter	63.64	52.33
	Second Quarter	54.64	41.07
	Third Quarter (through the pricing date)	46.91	21.99

Yahoo! Inc.

Yahoo! Inc. is a global internet media company that offers an online guide to web navigation, aggregated information content, communication services, and commerce. The company's site includes a hierarchical, subject-based directory of web sites, which enables users to locate and access information and services through hypertext links included in the directory. Its common stock is traded on the Nasdaq Global Select Market under the symbol “YHOO.”

Historical Information of the Common Stock of Yahoo! Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	29.98	19.05
	Second Quarter	28.67	20.66
	Third Quarter	24.64	16.88
	Fourth Quarter	16.96	8.95

2009	First Quarter	14.09	11.01
	Second Quarter	16.65	12.75
	Third Quarter	17.81	14.18
	Fourth Quarter	17.67	14.97

2010	First Quarter	17.23	14.80
	Second Quarter	18.97	13.84
	Third Quarter	15.52	13.11
	Fourth Quarter	17.02	14.23

2011	First Quarter	17.77	15.57
	Second Quarter	18.65	14.70
	Third Quarter (through the pricing date)	15.81	11.09

Deere & Company

Deere & Company manufactures and distributes a range of agricultural, construction and forestry, and commercial and consumer equipment. The company supplies replacement parts for its own products and for those of other manufacturers. The company also provides product and parts financing services. Its common stock is traded on the New York Stock Exchange Market under the symbol “DE.”

Historical Information of the Common Stock of Deere & Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	94.69	76.40
	Second Quarter	93.35	71.38
	Third Quarter	73.47	47.76
	Fourth Quarter	46.30	28.77

2009	First Quarter	45.99	24.83
	Second Quarter	47.05	34.26
	Third Quarter	46.31	35.31
	Fourth Quarter	56.59	41.13

2010	First Quarter	61.96	48.96
	Second Quarter	62.21	54.78
	Third Quarter	73.61	54.50
	Fourth Quarter	84.46	68.57

2011	First Quarter	96.89	83.02
	Second Quarter	99.24	78.53
	Third Quarter (through the pricing date)	86.44	67.05

Gannett Co., Inc.

Gannett Co., Inc. is an international news and information company that publishes various daily newspapers in the United States and the United Kingdom, including "USA TODAY" and "USA WEEKEND.” The company also operates television stations in major United States markets as well as operates websites offering news, information and advertising. Its common stock is traded on the New York Stock Exchange Market under the symbol “GCI.”

Historical Information of the Common Stock of Gannett Co., Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	37.69	28.43
	Second Quarter	30.75	21.67
	Third Quarter	21.31	15.96
	Fourth Quarter	17.05	6.09

2009	First Quarter	9.30	1.95
	Second Quarter	5.48	2.29
	Third Quarter	12.51	3.18
	Fourth Quarter	15.63	9.76

2010	First Quarter	17.25	13.53
	Second Quarter	18.67	13.46
	Third Quarter	15.11	11.98
	Fourth Quarter	15.78	11.76

2011	First Quarter	17.19	14.49
	Second Quarter	15.64	13.30
	Third Quarter (through the pricing date)	14.60	8.55

Honeywell International Inc.

Honeywell International Inc. is a worldwide diversified technology and manufacturing company providing aerospace products and services, control, sensing and security technologies, turbochargers, automotive products, specialty chemicals, electronic and advanced materials, process technology for refining and petrochemicals, and energy efficient products and solutions.  Its common stock is traded on the New York Stock Exchange Market under the symbol “HON.”

Historical Information of the Common Stock of Honeywell International Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	60.48	53.95
	Second Quarter	62.43	49.14
	Third Quarter	52.73	40.37
	Fourth Quarter	39.68	23.67

2009	First Quarter	36.04	23.23
	Second Quarter	35.79	28.31
	Third Quarter	40.17	29.31
	Fourth Quarter	41.31	35.60

2010	First Quarter	45.27	36.87
	Second Quarter	48.52	39.03
	Third Quarter	44.46	38.53
	Fourth Quarter	53.72	43.61

2011	First Quarter	59.71	53.48
	Second Quarter	62.00	55.53
	Third Quarter (through the pricing date)	60.44	41.94

Apple Inc.

Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers.. Its common stock is traded on the Nasdaq Global Select Market under the symbol “AAPL.”

Historical Information of the Common Stock of Apple Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	194.97	119.15
	Second Quarter	189.96	147.14
	Third Quarter	179.69	105.26
	Fourth Quarter	111.04	80.49

2009	First Quarter	109.87	78.20
	Second Quarter	144.67	108.69
	Third Quarter	186.15	135.40
	Fourth Quarter	211.64	180.76

2010	First Quarter	235.83	192.00
	Second Quarter	274.16	235.86
	Third Quarter	292.46	240.16
	Fourth Quarter	325.47	278.64

2011	First Quarter	363.13	326.72
	Second Quarter	353.10	315.32
	Third Quarter (through the pricing date)	403.36	343.23

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in the Notes

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in the notes, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $75.00 (75% of the Initial Stock Price, a range of hypothetical Final Stock Prices and the effect on the payment at maturity if (i) the closing market price of the Reference Stock does not fall below the Trigger Price at any time during the Monitoring Period or (ii) the closing market price of the Reference Stock declines below the Trigger Price at any time during the Monitoring Period.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the applicable Monitoring Period.

Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment At Maturity
		(i) if the closing market price of the Reference Stock does not fall below the Trigger Price on any day during the Monitoring Period	(ii) if the closing market price of the Reference Stock falls below the Trigger Price on any day during the Monitoring Period	Total Value of payment Received at Maturity*
$150.00	150%	$1,000.00	$1,000.00	$1,000.00
$125.00	125%	$1,000.00	$1,000.00	$1,000.00
$100.00	100%	$1,000.00	$1,000.00	$1,000.00
$90.00	90%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$80.00	80%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$800.00
$75.00	75%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$750.00
$70.00	70%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$700.00
$50.00	50%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00

* Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of the payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.  Regardless of the performance of the Reference Stock, or of the payment that you receive at maturity, you will receive the interest payments on the notes.

Certain U.S. Federal Tax Information

The following table sets forth the amount of stated interest on the Notes and the portion that will be treated as an interest payment and as payment for the Put Option for U.S. federal income tax purposes.

RevEx Number	Reference Stock Issuer	Interest Rate per Annum	Treated as an Interest Payment	Treated as Payment for the Put Option
0397	Alcoa Inc.	13.00%	0.36%	12.64%
0398	American Express Company	9.00%	0.36%	8.64%
0399	The Boeing Company	8.50%	0.36%	8.14%
0400	Caterpillar Inc.	13.00%	0.36%	12.64%
0402	Ford Motor Company	15.00%	0.36%	14.64%
0403	Freeport-McMoRan Copper & Gold Inc.	16.00%	0.36%	15.64%
0404	General Electric Company	8.50%	0.36%	8.14%
0405	Green Mountain Coffee Roasters, Inc.	27.50%	0.36%	27.14%
0406	The Goldman Sachs Group, Inc.	13.00%	0.36%	12.64%
0409	JPMorgan Chase & Co.	15.00%	0.36%	14.64%
0410	Las Vegas Sands Corp.	15.00%	0.36%	14.64%
0411	Transocean Ltd.	14.00%	0.36%	13.64%
0412	Suncor Energy, Inc.	12.00%	0.36%	11.64%
0414	Vertex Pharmaceuticals Inc.	14.00%	0.36%	13.64%
0415	Whole Foods Market, Inc.	15.00%	0.36%	14.64%
0416	Wynn Resorts Limited	19.00%	0.36%	18.64%
0417	United States Steel Corporation	20.00%	0.36%	19.64%
0418	Yahoo! Inc.	17.00%	0.36%	16.64%
0386	Deere & Company	18.00%	0.53%	17.47%
0387	Gannett Co., Inc.	24.75%	0.53%	24.22%
0388	Honeywell International Inc.	16.25%	0.53%	15.72%
0427	Apple Inc.	10.58%	0.53%	10.05%

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated June 22, 2011 under “Supplemental U.S. Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.